UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2013

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2013, the Company entered into an Agreement of Lease (the “New Lease”) with 35 Wilbur Street Associates, LLC (“New Landlord”) for the Company’s administrative headquarters located at 35 Wilbur Street, Lynbrook, New York 11563 (the “Premises”). Neither the Company nor its affiliates have a material relationship or affiliation with the New Landlord. As described below in Item 1.02, the Company previously leased the Premises from Wilbur St. Corp. (“WSC”). On November 21, 2013, WSC sold the Premises to the New Landlord, and the Company entered into the New Lease with the New Landlord.

The term of the New Lease is twenty-four months, provided, however, that the Company has the option to cancel the New Lease after the first year by giving three months’ notice, which may be given before the expiration of the first year.

Pursuant to the New Lease, the Company’s monthly base rent is $12,000.00. The Company is required to pay as additional rent an amount equal to the increase in taxes over a specified base year.

The foregoing description of the New Lease does not purport to be complete and is qualified in its entirety by reference to the New Lease that will be filed subsequently as an exhibit to our Annual Report on Form 10-K.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously reported, the Company had leased the Premises from WSC, as a manufacturing facility and administrative headquarters for over thirty (30) years, most recently on a month-to-month basis. Until the death of Edwin H. Wegman, our former Chairman and CEO, WSC was owned by The S.J. Wegman Company. Edwin H. Wegman was the President of WSC and the sole general partner of The S.J. Wegman Company, a limited partnership, and upon his death on February 16, 2007, The S.J. Wegman Company was legally dissolved. His death had no effect on the legal existence of WSC. It is our understanding that WSC is currently owned by the Edwin H. Wegman Marital Trust. Thomas L. Wegman is a member of the Board, the Company’s President, the senior most officer of WSC, the son of Edwin H. Wegman and a co-trustee of the Edwin H. Wegman Marital Trust. Toby Wegman is the widow of Edwin H. Wegman, a member of the Board and a co-trustee of the Edwin H. Wegman Marital Trust. Dr. Mark Wegman is the son of Edwin H. Wegman and a member of the Board.

On November 21, 2013, in connection with the sale of the Premises to the New Landlord and the New Lease, the Company entered into a Lease Termination Agreement (the “Termination Agreement”), with WSC and the Company’s wholly-owned subsidiary, Advance Biofactures Corp., a New York corporation. Under the terms of the Termination Agreement, as of November 21, 2013, the existing month-to-month tenancy with respect to the Premises was extinguished and the Company was released from all claims, obligations and liabilities arising out of or in connection with the Premises, the prior lease agreement and the month-to-month tenancy.

There were no termination penalties incurred by the Company as a result of entering into the Termination Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement that will be filed subsequently as an exhibit to our Annual Report on Form 10-K.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2013	BIOSPECIFICS TECHNOLOGIES CORP.
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(Registrant)

/s/ Thomas L. Wegman
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Thomas L. Wegman
President